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November 5, 1998


Mr. Craig Crawford
Genisys Information Systems, Inc.
523 North Sam Houston Parkway East
Suite 300
Houston, Texas 77060

Re: Lease Agreement ("Lease") dated June 26,1997, by and between Koll Bren Fund V. L.P. (successor -Interest to __________) ("Landlord") and Old Republic National Title Insurance Company ("Tenant") for approximately 6,643 square feet of office space In the Bridgewood I Building located at 654 N. Sam Houston Pkwy East, Houston, Texas 77060 ("Premises")

Dear Mr. Hassen:

At your request and subject to those conditions set forth in this letter, Landlord hereby consents to your subleasing the Premises to Genisys Information Systems, Inc, ("Sublessor")

It is, however, expressly understood and agreed that this consent in no way relieves Tenant of any of its liability or duties under the Lease and that Tenant shall remain fully liable for (i) the prompt payment of all rent and other sums under the Lease, and (ii) the performance of all conditions and covenants under the Lease. Landlord expressly reserves the right to consent to any further or additional subleases or assignments of the Lease or the Premises.

It is further understood and agreed that this letter and the consent contained therein does not amend the Lease in any way and any sublease agreement between Tenant and Sublease ("Sublease") is subordinate in all respects to the Lease. In the event of a termination of the Lease for my reason whatsoever, the Sublease sha11 also be terminated.

If you have any questions or comments concerning the contents of this letter, please do not hesitate to call.

Sincerely,

/s/ Mike Hackett
---------------------
Mike Hackett
Vice President/General Manager
CB Richard Ellis
acting as agent for Koll Bren Fund V, L.P.,
a Delaware Limited Partnership





Accepted and agreed To
This 4th day of November, 1998

Old Republic National Title Insurance Company


By:  /s/  Dan Hassen
     --------------------
     Dan Hassen, Senior V.P.

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                             AGREEMENT OF SUBLEASE

                                BY AND BETWEEN


                OLD REPUBLIC NATIONAL- TITLE INSURANCE COMPANY
                                 ("SUBLESSOR")

                GENISYS INFORMATION SYSTEMS, INC. ("SUBLESSEE")
                              DATED 10 - 28 - 98

     THIS AGREEMENT OF SUBLEASE is entered into this ___ day of _________, 19___ , by and between Old Republic National Title Insurance Company ("SUBLESSOR") with offices at 777 Post Oak Blvd. and Genisys Information Systems, Inc. ("SUBLESSEE") with offices at 523 North Sam Houston Parkway.

                                  WITNESSETH:

     WHEREAS, pursuant to a Lease dated June 26, 1997 between Texas Commerce Bank N.A. ("PRIME LANDLORD") and Sublessor as Tenant, attached hereto as Exhibit "A" ("PRIME LEASE"), Prime Landlord leased to Sublessor approximately 6,643 rentable square feet of office space located on the 3`d floor of the Bridgewood I Building located at 654 North Belt.

     WHEREAS, Sublessee desires to sublease 6,643 square feet of said Premises, as indicated on the floor plan attached hereto as Exhibit "B" ("SUBLEASE PREMISES") from Sublessor;

     NOW THEREFORE, the parties hereto agree as follows:

     1.   SUBLEASE

     Sublessor hereby subleases to Sublessee, and Sublessee hereby hires and subleases from Sublessor, on the terms, covenants and conditions hereinafter provided, the Sublease Premises which the parties acknowledge and agree contains 6,643 rentable square feet.

     2.   TERM

     The Term of this Sublease shall commence two (2) weeks after the Prime Landlord approves this sublease in writing (the "Commencement Date") and shall expire on July 31, 2002 (the "Termination Date") unless sooner terminated by reason of, or pursuant to, any provision set forth herein or in the Prime Lease.

     3.   RENT

     Sublessee shall pay Sublessor as Rent hereunder sixty-six thousand four hundred thirty dollars ($66,430) per year, together with the additional Rent referred to in Article 6 of this Sublease. Sublessee shall pay the Rent in equal monthly installments of five thousand five hundred thirty-five dollars and eighty-three cents ($5,535.83) and the additional Rent in advance on the first (1st) day of each month of this Term. The first four months of Rent shall be abated.

     4.   USE

     The Sublease Premises shall be used for general office purposes and for no other purpose.

     5.   ASSIGNMENT

     Sublessee shall not assign this Sublease nor sublet the Sublease Premises, in whole or in part, without Sublessor's and Prime Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, as defined in the Prime Lease, and shall not permit Sublessee's interest in this Sublease to be vested in any third party by operation of law or otherwise.

     6.   ESCALATION

     If any such Rent or sums shall be due to additional use by Sublessee of electrical current in excess of Sublessor's proportionate part of additional use in the Premises demised under the Prime Lease, such excess shall be paid in its entirety by Sublessee. If Sublessee shall procure any additional services from the Building, such as alterations or after-hours air conditioning service, Sublessee shall pay for same at the rates charged therefore by Prime Landlord and shall make such payment to Sublessor or Prime Landlord, as Sublessor shall direct.

     Any direct or other sums payable by Sublessee under this Article 6 shall be additional Rent and collectable as such.

     If Sublessor shall receive any refund under said Article 6 (rent escalation) of the Prime Lease, Sublessee shall be entitled to the return of so much thereof as shall be attributable to prior payments by Sublessee.

     7. PRIME LEASE This Sublease is subject and subordinate to the Prime Lease. Except as may be inconsistent with the terms hereof, all of the terms, covenants and conditions in the Prime Lease shall be applicable to this Sublease with the same force and effect as if Sublessor were Landlord under the Prime Lease and Sublessee were Tenant thereunder; and in case of any breach hereof by Sublessee, Sublessor shall have all the rights against Sublessee as would be available to Landlord against Tenant under the Prime Lease if such breach were made by Tenant thereunder.

     8.   SERVICES PROVIDED BY PRIME LANDLORD

     Notwithstanding anything contained herein, the only services or right to which Sublessee is entitled hereunder are those to which Sublessor is entitled under the Prime Lease, and for all such services and rights Sublessee will look to Prime Landlord under the Prime Lease. Sublessor agrees to use its reasonable efforts to support Sublessee in any efforts to require the Prime Landlord to provide any services under the lease in the event Prime Landlord fails or defaults on such services.

     9. SUBLESSEE'S OBLIGATIONS & SUBLESSOR'S RIGHT TO PERFORM SUBLESSEE'S OBLIGATIONS

     Sublessee, with respect to the Sublease Premises, will duly and faithfully observe all the terms and restrictions and perform all the obligations imposed on Sublessor as Tenant under the Prime Lease. Sublessor shall have the right (but not the obligation) to take at the sole expense of Sublessee, any and all actions required to be taken by Sublessee which may be necessary to prevent a default under, or to assure complete compliance with, the terms of this Sublease or the Prime Lease. All costs and expenses incurred by Sublessor, including but not limited to, counsel fees for any actions taken pursuant to this Article 9 shall be payable by Sublessee as additional Rent within five (5) days after delivery of a statement of any such costs to Sublessee.

     If Sublessor shall be charged for additional Rent or other sums pursuant to the provisions of the Prime Lease, including without limitation Article(s) 6 (rent escalation) thereof, Sublessee shall be liable for one hundred percent (100%) of such additional Rent or sums as adjusted for a Base Year of 1999.

     10.  SUBLESSOR'S NON-LIABILITY FOR DEFAULTS BY PRIME LANDLORD

     Sublessor shall not be responsible, answerable or liable to Sublessee for or by reason of any defaults by Prime Landlord under the Prime Lease, except as stated above.

     11.  SUBLESSEE NOT TO CAUSE DEFAULT

     Sublessee shall, not do or permit anything to be done which would cause the Prime Lease to be terminated or forfeited by reason of any right to termination or forfeiture reserved or vested in Landlord under the Prime Lease.

     12.  INDEMNITY FOR SUBLESSEE'S BREACH

     Sublessee shall indemnify and hold Sublessor harmless from and against all claims of any kind whatsoever by reason of any breach or default of this Sublease on the part of the Sublessee, except for any damage caused by the gross negligence of Sublessor.

     13.  SECURITY

     Sublessee has paid Sublessor on the execution and delivery of this Sublease the sum of five thousand five hundred thirty-five dollars and eighty-three cents ($5,535.83) as security for the full and faithful performance of the terms, covenants and conditions to be performed or observed under this Sublease by Sublessee, including but not limited to payment of Rent and additional Rent in default or for any other sum which Sublessor may expend or be required to expend by reason of Sublessee's default, including any damages or deficiency in reletting the Sublease Premises, in whole or in part, whether such damages shall accrue before or after summary proceedings or other re-entry by Sublessor. If Sublessee shall fully and faithfully comply with all the terms, covenants and conditions to be performed or observed under this Sublease, the security or any unapplied balance thereof shall be returned to Sublessee after the time fixed as the expiration of the demise Term and after the removal of Sublessee and surrender of possession of the Sublease Premises. Sublessor has no obligation to Sublessee for any interest on the security deposit.

     14.  CONDITION OF SUBLEASE PREMISES

     Sublessee hereby accepts the Sublease Premises in their current "as is" condition. Upon the expiration or Termination Date of this Sublease, Sublessor shall quit and surrender the Sublease Premises "broom clean", in the same condition as on the Commencement Date, damages not the fault of Sublessee and ordinary wear and tear excepted, and Sublessee shall comply in all respects with the provisions of Article 14 of the Prime Lease, as incorporated herein.

     15.  SURRENDER OF PREMISES

     Sublessee agrees that time shall be of the essence with respect to Sublessee's obligation to surrender possession of the Sublease Premises to Sublessor upon the Termination Date of this Sublease, and further agrees that in the event that Sublessee does not promptly surrender possession of the Sublease Premises to Sublessor upon such Termination Date, Sublessor in addition to any other rights and remedies Sublessor may have against Sublessee for such holding over, shall be entitled to bring summary proceedings against Sublessee

     16.  ENTIRE AGREEMENT

     This Sublease constitutes the entire agreement between the parties hereto and no earlier statements or prior written matter shall have any force or effect. Sublessee agrees that it is not relying on any representations or agreements of the other party, except those contained in this Sublease. This Sublease shall not be modified, canceled or amended except by written instrument subscribed by both parties.

     17.  SUCCESSORS

     The covenants, conditions and agreements contained in this Sublease shall bind and inure to the benefit of Sublessor and Sublessee and their respective successors and assigns.

     18.  NOTICES

     Any notice required or desired to be given to any party hereto shall be given by certified mail, return receipt requested, and be addressed to the parties hereto at their addresses set forth below:

          If to Sublessor:    Mr. Dan Hassen
                              Old Republic National Title Insurance Company
                              777 Post Oak Blvd., Suite 200
                              Houston, Texas 77058

          With a copy to Prime
            Landlord:         KB Fund V
                              c/o CB Richard Ellis
                              650 North Sam Houston Parkway East
                              Suite 330
                              Houston, Texas 77060


          If to Sublessee:    Genisys Information Systems, Inc.
                              654 North Sam Houston Parkway East
                              Suite 310
                              Houston, Texas 77060
                              Attn: Craig Crawford

     Sublessee shall, at all times during the Term of this Sublease, send Sublessor copies of all notices it receives from Prime Landlord and any government body.

     19.  PRIME LANDLORD'S CONSENT

     This Sublease is conditioned upon Sublessor's obtaining Prime Landlord's written consent to this Sublease. Sublessor will seek Prime Landlord's consent pursuant to the Prime Lease. If such consent is refused or if the same is not obtained in writing within twenty (20) days after the date hereof, then Sublessee shall have the option to terminate this Sublease and this Sublease shall be null and void, of no force or effect, and all sums that Sublessee shall have paid or delivered hereunder to Sublessor shall be promptly returned to Sublessee.

     20.  BROKER(S)

     Sublessee covenants, warrants and represents that it has not dealt with any broker in connection with this Sublease other than The Staubach Company ("Broker"), Partners Commercial Realty, and Sublessor agrees to pay the commission of Broker as specified under separate agreement. Sublessor agrees to indemnify and hold Sublessee harmless from any and all liability, damage, costs, expenses and fees (including attorneys' fees) which Sublessee may incur or be required to pay as a result of Sublessor's breach of the foregoing representation and warranty.

     21.  TERMINATION OPTION

     Sublessor waives its right to exercise the Termination Option under Item No. 8, page 3, of the 1997 Amendment to Lease Agreement dated June 26, 1997, unless requested to exercise the same by Sublessee. Sublessee agrees to give notice to Sublessor of its request in writing accompanied by a check in the amount specified in Item No. 8 referred to above no less than thirty (30) days prior to the expiration of the Termination Option.

     22.  INSURANCE

     Sublessee agrees to provide Sublessor with certificates of insurance in accordance with the Master Lease Agreement prior to occupancy of the Premises and thereafter as required by the Master Lease.

     IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be signed and sealed as of the day and year first hereinbefore written.


                              OLD REPUBLIC NATIONAL TITLE INSURANCE
                               COMPANY ("SUBLESSOR")

                              By: /s/ Dan Hassen
                                   --------------------------------
                              DATE: 10-28-98
                                   ----------------

                              GENISYS INFORMATION SYSTEMS, INC.
                              ("SUBLESSEE")


                              BY: /s/ Craig Crawford, Vice President
                                   ---------------------------------
                              DATE: /s/  Oct 23,1998
                                        --------------


THE UNDERSIGNED HEREBY CONSENTS
TO THE FOREGOING AGREEMENT:

KB FUND V ("PRIME LANDLORD")

BY:
     -----------------------

DATE:
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